                                                                   EXHIBIT 10.01

                                                                       (AMENDED)


                                  ADVISORY AGREEMENT



                                     by and among


                                 KENMAR GLOBAL TRUST
                              a Delaware business trust

                                         and

                                    [THE ADVISOR]
                              a ____________ corporation

                                         and

                                KENMAR ADVISORY CORP.
                              a Connecticut corporation



                          Effective as of ___________, 1996




                           Initial Allocation $____________

                                  ADVISORY AGREEMENT


                                  Table of Contents



                                                                      Page

1.  Undertakings of the Trading Advisor. . . . . . . . . . . . . . .      1

2.  Duties of Trading Advisor. . . . . . . . . . . . . . . . . . . .      3

3.  Allocation and Reallocation of Assets;
      Designation of Additional Trading Advisors;
      Charges to Allocated Assets. . . . . . . . . . . . . . . . . .      6

4.  Trading Advisor Independent. . . . . . . . . . . . . . . . . . .      7

5.  Commodity Broker; Floor Brokers. . . . . . . . . . . . . . . . .      7

6.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8

7.  Term and Termination . . . . . . . . . . . . . . . . . . . . . .      8

8.  Right to Advise Others; Uniformity of
      Acts and Practices . . . . . . . . . . . . . . . . . . . . . .      9


9.  Speculative Position Limits. . . . . . . . . . . . . . . . . . .      11


10. Representations and Warranties . . . . . . . . . . . . . . . . .      11


11. Indemnification; Limitation of Liability . . . . . . . . . . . .      15



12. Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . .      19



13. Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . .      19



14. Amendment; Waiver. . . . . . . . . . . . . . . . . . . . . . . .      19


15. Severability . . . . . . . . . . . . . . . . . . . . . . . . . .      19


16. Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20

17. Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . .      20



18. Consent to Jurisdiction  . . . . . . . . . . . . . . . . . . . .      20

19. Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . .      21

20. Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . .      21



21. Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21

22. Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .      21


23. Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21

24. Third-Party Beneficiary. . . . . . . . . . . . . . . . . . . . .      21


25. "Business Day" . . . . . . . . . . . . . . . . . . . . . . . . .      22

26. Multi-Programs . . . . . . . . . . . . . . . . . . . . . . . . .      22


Annex A -- Trading Authorization . . . . . . . . . . . . . . . . . .     A-1

Annex B -- Commodity Interests Traded by the Advisor . . . . . . . .     B-1

Annex C -- Fee Calculations. . . . . . . . . . . . . . . . . . . . .     C-1

Annex D -- Selection of Multiple Programs Offered. . . . . . . . . .     D-1

Acknowledgment of Receipt of
  Disclosure Document. . . . . . . . . . . . . . . . . . . . . . . .    ACK-1

                                 ADVISORY AGREEMENT

          THIS ADVISORY AGREEMENT ("Agreement"), made as of the date set forth on the cover hereof (the "Effective Date"), by and among KENMAR GLOBAL TRUST (the "Trust"), [THE ADVISOR] (the "Trading Advisor") and KENMAR ADVISORY CORP. ("Kenmar").

                                W I T N E S S E T H:


          WHEREAS, the Trust has been formed to engage in the business of trading, buying, selling or otherwise acquiring, holding or disposing of futures contracts, forward contracts, foreign exchange commitments, swaps, exchange for physicals, spot (cash) commodities, hybrid instruments, and other items, any rights pertaining thereto and any options thereon and engaging in all activities incident thereto (the foregoing forms of trading being collectively referred to herein as "commodity interests");


          WHEREAS, the Trust anticipates offering its Units of Beneficial Interest ("Units") for sale to investors, as described in the Trust's Registration Statement and Prospectus (the "Prospectus");

          WHEREAS, from time to time during the Trust's operations, Kenmar, the Trust's managing owner, may allocate and reallocate the Trust's assets among the Trust's current or replacement trading advisors for management as described in the Prospectus;

          WHEREAS, the Trading Advisor is engaged in the business of, among other things, making trading decisions on behalf of investors in the trading of certain commodity interests; and

          WHEREAS, the Trust desires the Trading Advisor, upon the terms and conditions set forth herein, to act as a trading advisor for the Trust and to make commodity interest trading decisions for the Trust with respect to the assets of the Trust allocated to the Trading Advisor for management (the "Allocated Assets") -- which shall include no "notional equity" -- and the Trading Advisor desires to act in such capacity.

          NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Undertakings of the Trading Advisor

          (a) To Furnish Information. The Trading Advisor agrees to make all disclosures reasonably requested by Kenmar regarding the Trading Advisor and its trading performance, strategies and accounts (subject to the need to preserve the secrecy of proprietary information concerinng such strategies and of the identity of the Trading Advisor's clients), to be included in disclosures made by the Trust to its investors or for any other purposes relating to the operation of the Trust.


          The Trading Advisor shall cooperate, to the extent that Kenmar may reasonably request, in preparing offering materials, investor information reports and regulatory filings relating to the Trust. Any written reference (other than periodic reports which the Commodity Futures Trading Commission requires to be distributed to Unitholders) to the Trading Advisor or its strategies shall be approved by the Trading Advisor prior to general distribution by the Trust or Kenmar.



          (b) To Furnish Updated Performance Information. The Trading Advisor, at its own expense, shall promptly provide the Trust and Kenmar, upon request, with a table or tables (in form and substance consistent with all applicable regulations) reflecting the actual performance, on a monthly basis, of all customer accounts directed by the Trading Advisor pursuant to the ___ Program up to the latest practicable month-end date.



          (c) To Notify of Changes. If the Trading Advisor shall become aware of (i) any misleading statement or any untrue statement of a material fact or any omission to state a material fact necessary to make the statements contained in the disclosures made by the Trust to its investors (relating to the Trading Advisor or its strategies), in light of the circumstances under which such statements were made, not misleading, or (ii) the occurrence of any event or change in circumstances which shall have resulted or could reasonably be expected to result in there being any such misleading or untrue statement or omission, the Trading Advisor shall promptly notify the Trust in writing and shall cooperate with the Trust and Kenmar in the preparation of any amended or supplemental disclosures reasonably requested by Kenmar.



          The Trading Advisor will promptly notify the Trust and Kenmar of any material change in the management, ownership, personnel, organizational structure or control of the Trading Advisor or a material adverse change in the financial condition of the Trading Advisor that, in the reasonable judgment of the Trading Advisor, could adversely impact its ability to perform hereunder.



          (d) Not to Distribute Information Concerning the Trust. None of the Trading Advisor or any of its directors, shareholders, members, partners, unitholders, officers, employees, agents and controlling persons ("Related Parties") shall publish, circulate, or distribute any information relating to the Trust or Kenmar or any of their respective affiliates, other than in the context of the preparation of the Trading Advisor's performance tables as required by applicable law or regulation. The Trading Advisor may also circulate performance information relating to the Trust account managed by the Trading Advisor so long as none of the Trust, Kenmar, or any of their respective affiliates are named.



          (e) Not to Solicit Investors. None of the Trading Advisor or any Related Party shall: (i) knowingly use or distribute for any purpose whatsoever any list containing the names and/or residence addresses of and/or other information relating to the Unitholders or (ii) knowingly contact any current or former Unitholder for any purpose whatsoever unless such Unitholder shall have first contacted the Trading Advisor or is an existing client of the Trading Advisor or a Related Party of the Trading Advisor, or a prospective client with which the Trading Advisor or a Related Party of the Trading Advisor has commenced discussions.



          (f) To Provide Access to Books and Records. Upon two (2) business days' notice to the Trading Advisor, the Trust or Kenmar shall have the right, during normal business hours at the Trading Advisor's offices, to have access to and to inspect and copy such books and records relating to the Trading Advisor and its trading as are reasonably necessary to verify the accuracy and completeness of the data furnished by the Trading Advisor pursuant to this Section 1 of this Agreement or otherwise to verify compliance with the terms of this Agreement (subject to the need to preserve the secrecy of such information and of the identity of the Trading Advisor's clients). Such right of inspection shall terminate upon the termination of this Agreement and shall not include any right to access computer programs, records or other information used in determining trading decisions.


          The Trading Advisor shall not be required to disclose the actual trading results of the proprietary accounts of the Trading Advisor or its principals except upon the request of the Trust or Kenmar for good cause given.


          (g) To Purchase Units. The Trading Advisor agrees to make (or cause an affiliate to make) as of the Effective Date and maintain during the term of this Agreement an investment of 500 Units.


          2.  Duties of Trading Advisor


          (a) Trading the Allocated Assets; Trading Policies. Except as otherwise provided in this Section 2, the Trading Advisor shall, commencing on the Effective Date, have sole and exclusive authority and responsibility for directing the trading of the Allocated Assets in commodity interests pursuant to and in accordance with the Trading Advisor's best judgment and its ___ Trading Program as described in the Prospectus and sales brochure, or, if no such material is furnished by the Trust to its investors, as described in the information concerning the Trading Advisor furnished by it in writing to the Trust, as such strategy may be refined and modified from time to time in the future in accordance herewith, for the period and on the terms and conditions set forth herein and in accordance with the Trust's trading policies as notified to the Trading Advisor in writing by the Trust from time to time (the "Trading Policies"). Notwithstanding the foregoing, the Trust may override the trading instructions of the Trading Advisor to the extent that Kenmar deems advisable for the protection of the Trust or as required by law. Kenmar shall have the right: (i) to, subject to Section 3(a), increase or decrease (including decrease to $0) the Allocated Assets as Kenmar and/or the Trust deems appropriate (in which case the Trading Advisor shall modify accordingly its positions commensurate with its risk/money management parameters); and/or
(ii) to instruct the Trading Advisor to liquidate all or a portion of the Trust's positions by a date certain (including immediately) as Kenmar and/or the Trust deems appropriate; provided, that the Trading Advisor, after consultation with Kenmar, shall have the right to have instructions pursuant to clause (ii) effected as a reduction (withdrawal) of Allocated Assets. Subject to the Trading Advisor's liability for negligence, misconduct or breach of this Agreement, the Trading Advisor will have no liability merely by reason of Kenmar's intervention pursuant to this Section 2(a). In the event that the Trust's Trading Policies are changed, any open positions at the time of such change shall not be deemed to violate the revised Trading Policies and shall be closed out by the Trading Advisor in the ordinary course of trading.




          The Trading Advisor, in its discretion, may alter the trading approach used by the Trading Advisor in managing the Allocated Assets; provided that the Trading Advisor determines that such alteration is in the best interest of the Trust and not inconsistent with the Trading Policies; and provided further that the Trading Advisor gives the Trust twenty (20) calendar days' prior written notice of any alteration which the Trading Advisor considers to be material. The Trust may instruct the Trading Advisor not to make any material alteration in the trading strategy used for the Allocated Assets, in which case the Trading Advisor may terminate this Agreement pursuant to Section 7(b)(iii) hereof.



          Any notices of material changes in trading approach required hereunder shall be subject to reasonable assurances of confidentiality and need not disclose any proprietary information concerning the nature of such material change. The addition and/or deletion of markets or commodity interests from the Trust's portfolio managed by the Trading Advisor shall not be deemed a change in the Trading Advisor's strategy, and prior written notice to the Trust shall not be required therefor, unless the Trading Advisor's strategy used for the Trust is limited to a specific group of contracts or a market sector in a manner inconsistent with such addition or deletion.



          The Trading Advisor is in no respect making any guaranty to the Trust of profits or of protection against loss. All purchases and sales of commodity interests hereunder shall be for the account and risk of the Trust, and the Trading Advisor shall not incur liability for trading losses resulting therefrom, except as otherwise provided herein.



          The Trading Advisor shall have no liability to the Trust or Kenmar for any loss, damages, cost or expense arising out of or related to the use of the Commodity Broker, or for payment of any fees, costs or expenses associated with the services provided by it, all of which shall be the responsibility of the Trust. The Trust shall be responsible for assuring the payment of all margins, premiums, commissions and other amounts due to the Commodity Brokers (as defined in Section 5 below).



          The Trading Advisor and Kenmar may mutually agree in a separate writing sent by Kenmar to the Trading Advisor and without need of amending this Agreement to select a different program offered by the Trading Advisor to be used for the Trust.


          (b) Investment of Assets Held in Securities and Cash. The Trust, and not the Trading Advisor, shall have the sole and exclusive authority and responsibility with regard to the investment, maintenance and management of the Trust's assets other than in respect of the Trading Advisor's trading of the Allocated Assets in commodity interests.

          (c) Trading Authorization. Prior to the Trust's acceptance of trading advice from the Trading Advisor in accordance with this Agreement, the Trust shall deliver to the Trading Advisor a trading authorization in the form of Annex A hereto appointing the Trading Advisor as the Trust's agent and attorney-in-fact for such purpose.

          The Trust shall instruct its brokers to furnish to the Trading Advisor copies of all trade confirmations and monthly statements relating to the Allocated Assets. The Trading Advisor will maintain a record of all such statements and monitor the open positions in the Trust's account.


          (d) Delivery of Disclosure Document. The Trading Advisor shall, during the term of this Agreement, deliver to the Trust copies of all disclosure documents filed by the Trading Advisor with any governmental authority, promptly following such filing.

          (e)  List of Commodity Interests Traded by the Trading Advisor.
All commodity interests other than regulated futures contracts and options on regulated futures contracts traded on a designated board of trade or exchange in the United States and foreign futures and options contracts as approved by the CFTC as stated in the most recent CFTC Backgrounder shall be listed on Annex B to this Agreement. The addition of commodity interests (other than forward contracts on foreign currencies) to the Trust's portfolio managed by the Trading Advisor as set forth in Annex B to this Agreement shall require prior written notice to the Trust.


          The Trading Advisor agrees to trade only in commodity interests that the Trading Advisor considers to be traded in sufficient volume to permit the Trading Advisor readily to acquire and liquidate positions on behalf of the Trust.

          The Trading Advisor will not trade any securities (including without limitation options on securities indices).

          (f) Trade Reconciliations. The Trading Advisor acknowledges its obligation to review the Trust's positions in the account managed by the Trading Advisor on a daily basis and promptly to notify Kenmar and the Trust of any errors committed by the Trading Advisor or any trade which the Trading Advisor believes was not executed in accordance with its instructions.


          The Trading Advisor will use its best efforts to send Kenmar copies of all trades made by the Trading Advisor on behalf of the Trust, by facsimile or other means, by 5:00 p.m. (New York time) on the day that such trades are made.

          3.   Allocation and Reallocation of Assets;
               Designation of Additional Trading
               Advisors; Charges to Allocated Assets


          (a) Allocation and Reallocation of Assets; Designation of Additional Trading Advisors. The initial amount of the Allocated Assets shall be the amount set forth on the cover of this Agreement, none of which shall constitute "notional funds." This initial amount shall be deposited at the Trust's Commodity Broker (as defined in Section 5 hereof) on the Effective Date, available for trading by the Trading Advisor. The Trust may at any time and from time to time in its sole discretion: (i) reallocate the Trust's assets, including a portion of the Trading Advisor's Allocated Assets, among the various other trading advisors for the Trust, including the Trading Advisor; and/or (ii) designate additional trading advisors for the Trust, and allocate to such additional trading advisors the management of such portion of the Trust's assets, including a portion of the Allocated Assets, as the Trust shall determine.

          The Trading Advisor agrees, upon one (1) business day's prior notice, to accept additional allocations of Trust assets for management, from time to time, provided that the Net Asset Value of the Allocated Assets may not exceed $20,000,000 as of any month-end without the Trading Advisor's prior consent.



          Subject to its obligations to its Unitholders, the Trust will endeavor to make all allocations and re-allocations only as of the beginning of a month.



          (b) Charges to Allocated Assets. The Trading Advisor understands and agrees that: (i) the full amount of the Profit Share and execution costs (other than floor brokerage, exchange, clearing and NFA fees ("Brokerage Commissions")) allocable to the Allocated Assets shall be charged to the Allocated Assets; (ii) Brokerage Commissions and other expenses (not including distributions or redemptions) payable by the Trust shall be allocated to the Allocated Assets pro rata based on the relative month-end equity of the accounts managed by each of the Trust's trading advisors; and
(iii) interest income earned on the Trust's assets shall be allocated pro rata among the accounts managed by each of the Trust's trading advisors, as provided in clause (ii).

          4.   Trading Advisor Independent

          For all purposes of this Agreement, the Trading Advisor shall be deemed to be an independent contractor and, unless otherwise expressly provided herein or with the prior written authorization of the Trust, the Trading Advisor shall have no authority to act for or represent the Trust in any way and shall not otherwise be deemed to be an agent of the Trust. Except as otherwise specifically provided herein, nothing in this Agreement shall be deemed to confer on any of the foregoing any express, implied, or apparent authority to incur any obligation or liability on behalf of any other. Nothing contained herein shall create or constitute the Trading Advisor, any other trading advisor for the Trust, the Trust or Kenmar as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity.

          The parties acknowledge that the Trading Advisor has not been an organizer or promoter of the Trust.

          5.   Commodity Broker; Floor Brokers


          (a) Commodity Broker. Except as contemplated by Section 5(c) of this Agreement, the Trading Advisor shall place orders for all commodity interest transactions executed by the Trading Advisor for the Trust through such commodity broker or brokers as the Trust shall designate from time to time in its sole discretion -- the Trust initially so designating ING (U.S.) Securities, Futures & Options Inc. (the "Commodity Broker";

collectively with other commodity brokers which may be selected for the Trust, the "Commodity Brokers"). The parties acknowledge that the Trading Advisor has no authority or responsibility for the Trust's selection of the Commodity Broker or for the negotiation of the Trust's Brokerage Commission rate, and is not responsible for the execution and clearance of the Trust's trades once complete orders have been transmitted to the Commodity Broker or a floor broker approved by Kenmar or the Trust.



          (b) Brokers. The Trading Advisor shall place orders for all forward currency transactions, to be executed by the Trading Advisor for the Trust, through the Commodity Broker. Notwithstanding Section 5(a) of this Agreement, the Trading Advisor may place orders for commodity interest transactions for the Trust through floor brokers selected by the Trading Advisor, and approved by the Trust, such approval not to be unreasonably withheld. Such floor brokers shall "give up" all Trust trades to the Commodity Broker for clearance.



           The brokerage and floor commissions, "give-up" fees and other transaction costs charged by any floor broker, other than the Commodity Broker, to effect Trust transactions shall be subject to the approval of Kenmar, such approval not to be unreasonably withheld provided that such fees and transaction costs are competitive with the Commodity Broker's standard rates. The Trading Advisor shall use its reasonable best efforts to (i) cause and (ii) assist Kenmar in causing any broker other than the Commodity Broker to correct all trading errors or omissions relating to transactions executed in respect of the Allocated Assets by any such broker.

          6.   Fees

          (a) Profit Share; Consulting Fee. For the advisory services contemplated by this Agreement, the Trust shall pay to the Trading Advisor a quarterly Profit Share and Kenmar shall pay to the Trading Advisor a monthly Consulting Fee, in each case calculated as set forth in Annex C.

          (b) No Share in Commissions. Without the express written consent of the Trust, neither the Trading Advisor nor any related party shall receive or accept, whether in the form of rebates or otherwise, (i) any share of the brokerage, floor, or clearinghouse commissions or fees or other transaction costs paid by the Trust to any commodity broker or floor broker, or (ii) any form of compensation or remuneration from any executing or clearing broker used by the Trust.

          7.   Term and Termination

          (a) Term and Renewal. This Agreement shall continue in effect until the end of the fourth full calendar quarter after the Effective Date. Thereafter, this Agreement shall be
                                      -8-
renewable, at the option of the Trust, on the same terms for up to two (2) additional twelve-month periods.

          (b) Termination. Notwithstanding Section 7(a) hereof, this Agreement shall terminate:


          (i) immediately if (a) the Trust shall terminate; (b) at the option of the Trust if ________ shall no longer the employed by the Trading Advisor, or (c) at the option of the Trust if the performance record of the Trading Advisor is negatively restated in any material respect.



          (ii) at the discretion of the Trust, upon ten (10) days' notice to the Trading Advisor, as of the end of any calendar month;



          (iii) at the discretion of the Trading Advisor, (a) immediately should the Trading Advisor notify the Trust pursuant to Section 2(a) of a proposed material change to the strategies to be used in managing the Allocated Assets and either (i) the Trust has instructed the Trading Advisor not to implement such changes or (ii) the twenty (20) day period set forth in
Section 2(a) has lapsed; (b) upon twenty (20) days' notice to the Trust, as of any month-end if the Trading Advisor has determined to cease managing any customer accounts pursuant to the same strategy as the Trading Advisor has been retained to employ on behalf of the Trust; or (c) upon twenty (20) days' notice to the Trust, as of any month-end should the Allocated Assets have a Net Asset Value, as of the close of business on any day, of less than $500,000 (any such termination to be made at the first available month-end after the event giving rise to the termination right or such right to be waived); or


          (iv) immediately at the discretion of the Trust or the Trading Advisor, as the case may be, in the event that the Trading Advisor, on the one hand, or the Trust or Kenmar, on the other, is in material breach of any provision hereof.

          Any non-renewal of this Agreement pursuant to Section 7(a) or any termination of this Agreement pursuant to clauses 7(b)(i), (b)(ii) or
(b)(iii), above, shall be without penalty or liability to any party.

          8.   Right to Advise Others; Uniformity of
               Acts and Practices

          During the term of this Agreement, the Trading Advisor and its affiliates shall be free to advise other investors as to the purchase and sale of commodity interests, to manage and trade other investors' commodity interest accounts, and to trade for and on behalf of their own proprietary commodity interest accounts. The compensation which the Trading Advisor receives from other accounts may be more or less than that received from
                                      -9-
the Trust. However, under no circumstances shall the Trading Advisor or any of its affiliates knowingly or deliberately favor any commodity interest account directed by any of them over the Trust's account in any way or manner, provided that trading different portfolios for other accounts, trading other accounts at different leverage, or charging different fees to different accounts shall not be considered to constitute favoring such accounts over the Trust's account. The Trading Advisor and its affiliates also shall not be deemed to be favoring another commodity interest account over the Trust's account if the Trading Advisor or his or its affiliates, in accordance with specific instructions of the owner of such account, shall trade such account at a degree of leverage or in accordance with trading policies which shall be different from that which would normally be applied or if the Trading Advisor or its affiliates, in accordance with the Trading Advisor's money management principles, shall not trade certain commodity interest contracts for an account based on the amount of equity in such account.


          The Trading Advisor agrees that in the event the Trading Advisor determines to trade or is now trading another client commodity interest account pursuant to a trading approach materially different from the trading approach utilized by the Trading Advisor in trading on behalf of the Trust, the Trading Advisor will disclose such trading approach to the Trust, subject to reasonable assurances of confidentiality, and will, if the Trust so elects, utilize any such trading approach in trading the Allocated Assets in the future, provided that the Trading Advisor shall not hereby be required to use, on behalf of the Trust, any approach used solely in trading, experimental or proprietary accounts or any approach which the Trading Advisor reasonably believes to be inappropriate for the Trust's account or any approach which is trading at full capacity.



          At the reasonable request of the Trust and to the extent that they are available without undue expense or burden, the Trading Advisor shall make available to the Trust copies of the daily, monthly, quarterly, and annual, as the case may be, written reports prepared by the Trading Advisor in the ordinary course, reflecting the performance of all commodity pool accounts advised, managed, owned or controlled by the Trading Advisor and account statements reflecting the performance of all other pools and commodity interest accounts advised, managed, owned, or controlled by the Trading Advisor, in each case which implement the same strategy used for the Trust (with the names of clients deleted). At the reasonable request of the Trust, the Trading Advisor shall provide to the Trust an explanation of the differences, if any, in the performance between the Trust's account and such other accounts (subject to the need to preserve the secrecy of proprietary information concerning the Trading

Advisor's strategies and the identity of the Trading Advisor's clients).



          9.   Speculative Position Limits

          (a) Limits Applicable to Trading Advisor. The Trading Advisor agrees that in the event the Trading Advisor exceeds speculative position limits in respect to the Trading Advisor's commodity interest trading, the Trading Advisor will liquidate positions as necessary to comply with applicable speculative position limits in all of the Trading Advisor's outstanding accounts in such manner as the Trading Advisor deems to be fair and equitable. The Trading Advisor agrees that in the event that any such liquidation becomes necessary, the Trading Advisor will so inform the Trust and will report to the Trust the steps taken by the Trading Advisor in order to comply with all applicable speculative position limits.

          The Trading Advisor represents and warrants that existing speculative position limits will not materially adversely affect the Trading Advisor's ability to manage the Trust's account, provided that such account does not exceed $20,000,000, as contemplated by Section 3(a) hereof.

          (b) Notice That Limits Exceeded. If the Trading Advisor at any time shall become aware that the positions in any commodity interest owned, held, or controlled by the Trading Advisor exceed the applicable speculative position limit allocable to the Trading Advisor, the Trading Advisor shall promptly notify the Trust of that fact in writing.


          The Trading Advisor shall promptly notify the Trust if speculative position limits may reasonably be expected to require material alteration of the strategies used in managing the Trust's account.


          (c) Liquidation of Positions to Comply with Limits. If limits are exceeded by the Trust, the Trust shall instruct the Trading Advisor as to whether any liquidation of Trust positions managed by the Trading Advisor is required.

          10.  Representations and Warranties

          (a) The Trading Advisor represents and warrants to the Trust and Kenmar as follows:


               (i) The Trading Advisor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated. The Trading Advisor has full corporate power and authority to perform its obligations and to direct the Trust's trading, as described in the Prospectus and sales brochure and to discharge its obligations under this Agreement and is qualified to conduct its business as a foreign corporation and is in good standing in every jurisdiction in which the nature or conduct of its business requires such qualification and failure to so qualify would have a material adverse effect on its ability to comply with, or perform its obligations under this Agreement.



               (ii) The references to the Trading Advisor, its principal(s) and its trading strategies in the Prospectus and sales brochure do not contain any material misstatements or omissions. The Trading Advisor's Disclosure Document complies in all material respects with the Commodity Exchange Act and the regulations of the Commodity Futures Trading Commission.



               (iii) The Prospectus and sales brochure, as to the Trading Advisor, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.


               (iv) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Trading Advisor and constitutes the binding and enforceable obligation of the Trading Advisor in accordance with its terms.


               (v) The Trading Advisor and its principals each has all governmental, regulatory and exchange licenses and approvals and has effected all filings and registrations with governmental and regulatory agencies required to conduct its business and to act as described in the Prospectus and sales brochure or required to perform its obligations under this Agreement (including, without limitation, registration of the Trading Advisor as a commodity trading advisor under the Commodity Exchange Act and membership of the Trading Advisor as a commodity trading advisor in the National Futures Association).



               (vi) The execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein and in the Prospectus and sales brochure will not constitute a breach of, or default under, the Articles of

          Incorporation or By-laws or other organizational documents of the Trading Advisor, or under any instrument by which the Trading Advisor or any of its principals is bound or under any order, rule or regulation applicable to the Trading Advisor or any of its principals, of any court or any governmental body or administrative agency having jurisdiction over the Trading Advisor or such principal(s).

               (vii) The Trading Advisor's provision of management services as contemplated hereby will not violate the Investment Advisers Act of 1940.


               (viii) There is not pending nor, to the best of the Trading Advisor's knowledge threatened, any action, suit or proceeding before or by any court or other governmental body to which the Trading Advisor or any of its principals is a party, or to which any of the assets of the Trading Advisor or any of its principals is subject, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor or any of its principals. Neither the Trading Advisor nor any of its principals has received any notice of an investigation regarding non-compliance by the Trading Advisor or such principals with applicable law.


               (ix) As a condition precedent to the allocation of the Allocated Assets to the Trading Advisor, the Trading Advisor agrees to furnish to the Trust such opinions and certificates as the Trust may reasonably request.

          (b) Kenmar represents and warrants to the Trading Advisor and the Trust as follows:

               (i) Kenmar is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut. Kenmar has full corporate power and authority to perform its obligations as described in the information furnished by Kenmar for distribution to Unitholders and to discharge its obligations under this Agreement and is qualified to conduct its business as a foreign corporation and is in good standing in every jurisdiction in which the nature or conduct of its business requires such qualification and failure to so qualify would have a material adverse effect on its ability to comply with, or perform its obligations under this Agreement.
                                      -13-

               (ii) The references to Kenmar and its principals in the information furnished by Kenmar to Unitholders do not contain any material misstatements or omissions.


               (iii) This Agreement has been duly and validly authorized, executed and delivered on behalf of Kenmar and constitutes the binding and enforceable obligation of Kenmar in accordance with its terms.

               (iv) Kenmar and its principals each has all United States governmental, regulatory and exchange licenses and approvals and has effected all filings and registrations with governmental and regulatory agencies required to conduct its business and to act as described in the information furnished by Kenmar for distribution to Unitholders or required to perform its obligations under this Agreement (including, without limitation, registration of Kenmar as a commodity pool operator under the Commodity Exchange Act and membership of Kenmar as a commodity pool operator in the National Futures Association).

               (v) The execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein and in the information furnished by Kenmar for distribution to Unitholders will not constitute a breach of, or default under, the organizational documents of Kenmar, or under any instrument by which Kenmar or any of its principals is bound or under any order, rule or regulation applicable to Kenmar or any of its principals, of any court or any governmental body or administrative agency having jurisdiction over Kenmar or such principals.


               (vi) There is not pending nor, to the best of Kenmar's knowledge threatened, any action, suit or proceeding before or by any court or other governmental body to which Kenmar or any of its principals is a party, or to which any of the assets of Kenmar or any of its principals is subject, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of Kenmar or any of its principals. Neither Kenmar nor any of its principals has received any notice of an investigation regarding non-compliance by Kenmar or such principals with applicable law.


          (c) The Trust hereby represents and warrants to Kenmar and the Trading Advisor as follows:

               (i) The Trust is duly organized pursuant to and validly existing under the laws of the State of Delaware, with full power and authority to engage in the activities as described in the Prospectus.

               (ii) The Trust has full power and authority under applicable law to perform its obligations under this Agreement.

               (iii) This Agreement has been duly and validly authorized, executed and delivered by the Trust and constitutes binding and enforceable obligations of the Trust in accordance with its terms.

               (iv) The execution and delivery of this Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein will not constitute a breach of, or default under, the Certificate of Trust or the Declaration of Trust and Trust Agreement of the Trust, or any instrument by which the Trust is bound or any order, rule or regulation applicable to the Trust of any court or any governmental body or administrative agency having jurisdiction over the Trust.

               (v) The Trust does not require any governmental, regulatory or exchange approvals or licenses, nor need it effect any filings or registrations with any federal, state or other governmental agencies in order to conduct its business and to act as contemplated by this Agreement.

          (d) The foregoing representations and warranties shall be continuing, and if any of them shall cease to be true and accurate in all material respects, the affected party shall promptly give notice to such effect to all other parties hereto.


          11.  Indemnification; Limitation of Liability.




          The Trust shall indemnify, defend and hold harmless the Trading Advisor and its Related Parties from and against any and all losses, claims, damages, liabilities (joint and several), costs and expenses (including any investigatory, legal and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Trust shall have approved such settlement) resulting from a demand, claim, lawsuit, action or proceeding relating to (i) any of such indemnified person's actions or capacities relating to the business or activities of the Trust, (ii) any activities of the Trust, and
(iii) any Trust-related activities of Kenmar, or any other trading advisor to the Trust; provided that the conduct (if any) of the Trading Advisor or its Related Parties which was the subject of the demand, claim, lawsuit, action or proceeding did not constitute negligence, misconduct or a breach of this Agreement and was done in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Trust and provided, further, that the demand, claim, lawsuit or proceeding did not arise from any untrue statement of a material fact or omission of a material fact contained in the Prospectus, the sales brochure or any written reference to the Trading Advisor which was necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading, and which was approved by the Trading Advisor pursuant to Section 1(a) above. The termination of any demand, claim, lawsuit, action or proceeding by settlement shall not, in itself, create a presumption that the conduct in question constituted negligence or misconduct or was not undertaken in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Trust.


          In the event that the Trading Advisor or any related party is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of, or in connection with, the Trust's activities or claimed activities unrelated to the Trading Advisor, the Trust shall indemnify, defend and hold harmless the Trading Advisor or such related party against any loss, liability, damage, cost or expense (including, without limitation, attorneys' and accountants' fees) incurred in connection therewith.


          The Trading Advisor shall indemnify, defend and hold harmless the Trust and its Related Parties from and against any and all losses, claims, damages, liabilities (joint and several), costs and expenses (including any reasonable investigatory, legal and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Trading Advisor shall have approved such settlement) resulting from a demand, claim, lawsuit, action or proceeding relating to any action or omission of the Trading Advisor relating to the business or activities of the Trading Advisor under this Agreement or relating to the management by the Trading Advisor of an account of the Trust if the action or omission of the Trading Advisor which was the subject of the demand, claim, lawsuit, action or proceeding (i) constituted negligence, misconduct or a breach of this Agreement, (ii) was an action or omission taken otherwise than in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Trust or (iii) constituted the making of an untrue statement of material fact or omission of a material fact in the Prospectus, the sales brochure or any written reference to the Trading Advisor which was necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading, and which was approved by the Trading Advisor pursuant to Section 1(a) above.


          In the event that the Trust or any related party is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of, or in connection with, the activities or claimed activities of the Trading Advisor or any related party unrelated to the Trust's business, the Trading Advisor shall indemnify, defend and hold harmless the Trust or any of its affiliates against any loss, liability, damage, cost or expense (including, without limitation, attorneys' and accountants' fees) incurred in connection therewith.


          Except as otherwise provided in this Section 11, neither the Trading Advisor nor its Related Parties shall be liable to any other party hereto or any of the respective Related Parties except for the Trading Advisor's liability for conduct constituting negligence or misconduct or a breach of this Agreement or which was taken or omitted other than in good faith and in the belief that such conduct was in, or not opposed to, the best interest of the Trust.



          In addition to and without limiting the foregoing, ____________ shall have no liability to the Trust or Kenmar or any of their respective Related Parties under this Agreement or in connection with the transactions contemplated by this Agreement except in the case of fraud or willful misconduct by _____________.



          No indemnification under this Section 11 shall be made in respect of any demand, claim, lawsuit, action or proceeding relating to activities of the person to be indemnified which have been adjudged, by a court, having jurisdiction with respect to the matter upon entry of a final judgment, not to have been done in good faith and in the reasonable belief that such conduct was in, or not opposed to, the best interests of the Trust or to constitute negligence, misconduct or a breach of this Agreement unless, and except to the extent that, such court determines that, despite such judgment, such person is fairly and reasonably entitled to indemnity.


          Any indemnification required by this Section 11, unless ordered or expressly permitted by a court, shall be made by the indemnifying party only upon a determination by independent legal counsel selected by the indemnifying party and agreed to by the indemnified party in a written opinion that the conduct which is the subject of the claim, demand, lawsuit, action or proceeding with respect to which indemnification is sought meets the applicable standard set forth in this Section 11; provided, however, that if the indemnified party shall prevail on the merits and the defense of any demand, claim, lawsuit or proceeding subject to indemnification hereunder, indemnification shall be payable hereunder irrespective of the receipt of any such legal opinion.




          In the event that a person entitled to indemnification under this
Section 11, is made a party to an action, suit, or proceeding alleging both matters for which indemnification may be due hereunder and matters for which indemnification may not be due hereunder, such person shall be indemnified only in respect of the former matters.

          The Trust or the Trading Advisor, as the case may be, shall advance indemnification payments reasonably asserted to be due hereunder, provided that the putatively indemnified party which receives such advances undertakes in writing to repay the advanced funds, without interest, in the event that such recipient is determined not to be entitled to indemnification under this
Section 11.

          Notwithstanding any provision of this Agreement to the contrary, in respect of all losses, liabilities, claims, demands, damages, costs, and expenses described above in this Section 11 (including legal, accounting, and other expenses incurred in each connection therewith), the Trust's indemnity obligation shall be limited to the net worth of the Trading Advisor as of the time that any event giving rise for a claim to indemnity arose.

          The foregoing agreements of indemnity shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to an indemnified party under this Agreement.

          Promptly after receipt by any of the indemnified parties under this Agreement of notice of any demand, claim, lawsuit, action or proceeding, the indemnified party shall notify the indemnifying party in writing of the commencement thereof if a claim in respect thereof is to be made under this Agreement, but the omission so to notify shall not relieve the indemnifying party from any obligation or liability which it may have to any such indemnified party otherwise than under this section. In case such demand, claim, lawsuit, action or proceeding is brought against a person indemnified under this Agreement, and the indemnifying party is notified of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that the indemnifying party may wish, to assume the defense thereof, with counsel selected by the indemnifying party and approved by the indemnified person (provided that approval may not be unreasonably withheld), and after notice from the indemnifying party to such indemnified person of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such person under this section for any legal or other expenses subsequently incurred by such person in connection with the defense thereof, unless (i) the indemnifying party approves the employment of separate counsel by such person, or (ii) the action has been brought against both such person and the indemnifying party and such person's counsel has advised it or him that it or he has legal defenses different from or in addition to those of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for legal or other expenses of more than one separate firm of attorneys for all such persons indemnified hereunder, which firm shall be designated in writing by the Trading Advisor or the Trust, as the case may be).

          12.  Entire Agreement

          This Agreement and the agreements referenced herein constitutes the entire agreement between the parties hereto with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless it shall be in writing and signed by the party against whom enforcement is sought.

          13.  Assignment

          This Agreement shall not be assigned by any of the parties hereto without the prior express written consent of the other parties hereto.

          14.  Amendment; Waiver

          This Agreement shall not be amended except by a writing signed by the parties hereto. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its rights hereunder on any occasion or series of occasions.

          15.  Severability

          If any provision of this Agreement, or the application of any provision to any person or circumstance, shall be held to be inconsistent with any present or future law, ruling, rule, or regulation of any court or governmental or regulatory authority having jurisdiction over the subject matter hereof, such provision shall be deemed to be rescinded or modified in accordance with such law, ruling, rule, or regulation, and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it shall be held inconsistent, shall not be affected thereby; provided that alteration of this Agreement in this manner shall not have a material effect on the terms hereof.
                                      -19-

          16.  Notices

          Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered by courier service, postage prepaid mail, telex, facsimile, telegram, or other similar means and shall be effective upon actual receipt by the party to which such notice shall be directed, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

          if to the Trust or Kenmar:

               c/o Kenmar Advisory Corp.
               Two American Lane
               P.O. Box 5150
               Greenwich, Connecticut 06831-8150
               Attn: Joshua B. Parker, Esq.
               Telephone: (203) 861-1000
               Facsimile: (203) 861-1095

          if to the Trading Advisor:

               To the address notified in writing to the Trust from time to time by the Trading Advisor

          17.  GOVERNING LAW


          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          18.  Consent to Jurisdiction


          The parties hereto agree that any action or proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, any breach hereof, or any transaction covered hereby, shall be resolved, whether by arbitration or otherwise, within the City of New York, State of New York. Accordingly, the parties consent and submit to the jurisdiction of the federal and state courts and any applicable arbitral body located within the City of New York, State of New York. The parties further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in federal or state courts, or if appropriate before any applicable arbitral body, located within the City of New York, State of New York.

          19.  Remedies

          In any action or proceeding arising out of any of the provisions of this Agreement, the parties hereto agree that they shall not seek any prejudgment equitable or ancillary relief. Such parties also agree that their sole remedy in any such action or proceeding shall be to seek actual monetary damages for any breach of this Agreement; provided, however, that the parties hereto agree that declaratory judgment may be sought with respect to the indemnification provisions of this Agreement.

          20.  Confidentiality

          The Trust and Kenmar acknowledge that the Trading Advisor's strategies and trades constitute proprietary data belonging to the Trading Advisor and agree that they will not disseminate any confidential information regarding any of the foregoing, except as required by law, and any such information as may be acquired by Kenmar or the Trust is to be used solely to monitor the Trading Advisor's performance on behalf of the Trust.


          The obligations of the parties in relation to confidentiality will not apply to the extent that any information (i) is required to be disclosed in accordance with any applicable law, rule, regulation or order of any applicable court, arbitration panel, governmental, regulatory or self-regulatory authority or any audit requirement or (ii) has entered into the public domain other than by a breach of duty on the part of any party hereto.


          21.  Survival

          The provisions of this Agreement shall survive the termination hereof with respect to any matter arising while this Agreement shall be in effect.

          22.  Counterparts

          This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          23.  Headings

          Headings to sections and subsections in this Agreement are for the convenience of the parties only and are not intended to be a part of or to affect the meaning or interpretation hereof.

          24.  Third-Party Beneficiary.

          This Agreement is not intended to and shall not convey any rights to persons not a party to this Agreement, except as provided in Section 11. In particular, and not by way of ilmitation, no investor in the Trust may assert any rights hereunder.


          25. "Business Day." "Business day," as used herein, shall mean a day on which banks are required or authorized to remain open for business in New York City.

          26. Multi-Programs. If the Trading Advisor offers more than one trading program to clients, the program(s) to be used for the Trust, and the additional allocation of the Allocated Assets to, between or among such program(s), are set forth in Annex D hereto.


          IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the Effective Date.



                         KENMAR GLOBAL TRUST


                         BY: KENMAR ADVISORY CORP.
                               Managing Owner


                         BY:  ___________________________________
                              Name:
                              Title:


                         KENMAR ADVISORY CORP.


                         BY:  ___________________________________
                              Name:
                              Title:


                         THE TRADING ADVISOR


                         BY:  ___________________________________
                              Name:
                              Title:

                                      Annex A


                               TRADING AUTHORIZATION

[TRADING ADVISOR]

To Whom It May Concern:

          Kenmar Global Trust, a Delaware business Trust (the "Trust"), does hereby make, constitute, and appoint [TRADING ADVISOR] as the Trust's attorney-in-fact to buy and sell commodity interests, in accordance with the Advisory Agreement among us and certain others.

          This authorization shall terminate and be null, void, and of no further effect simultaneously with the termination of the said Advisory Agreement.


                              Very truly yours,

Dated as of _______, 199__



                              KENMAR GLOBAL TRUST


                              BY: KENMAR ADVISOR CORP.,
                                   Managing Owner


                              By:  ____________________________
                                   Name:
                                   Title:


                              ACCEPTED AND AGREED TO:

                              [TRADING ADVISOR]


                              By:  ____________________________
                              Name:
                              Title:

                                      Annex B


                                      LIST OF
                           COMMODITY INTERESTS TRADED BY
                               [THE TRADING ADVISOR]




          The undersigned represents that the following is a complete list of commodity interests which the undersigned intends to trade on behalf of KENMAR GLOBAL TRUST other than regulated futures contracts and options on regulated futures contracts traded on a qualified board of trade or exchange in the United States and foreign futures and options contracts approved by the CFTC as stated in the most recent CFTC Backgrounder:


   Contract Type
(Futures, Forward,
Options on Futures)           Exchange            Contract
--------------------          --------            --------




                                   [TRADING ADVISOR]


                                   By:_________________________
                                      Name:
                                      Title:


Dated as of ____, 199_

                                      ANNEX C


                                  FEE CALCULATIONS


Consulting Fee

          For the advisory services contemplated by this Agreement, Kenmar Advisory Corp. ("Kenmar") shall, at no additional cost to the Trust, remit to the Trading Advisor, monthly in arrears, a Consulting Fee equal to 0.167 of 1% of the Net Asset Value of the Allocated Assets as of the beginning of such calendar month (a 2% annual rate).



          Kenmar will remit the Consulting Fees due to the Trading Advisor within fifteen (15) business days of the month-end as of which they are due. At such time as Kenmar remits each monthly Consulting Fee payment hereunder to the Trading Advisor, Kenmar shall also submit a reasonably itemized statement setting forth the calculation of the amount due to the Trading Advisor in respect of such month. If the Trading Advisor does not object to such statement within ten (10) business days of the receipt thereof, such statement shall for all purposes be deemed to be conclusively correct.



          The Consulting Fee due to the Trading Advisor hereunder shall be prorated for any partial month during which this Agreement is in effect, or for any reallocations during a month, such proration to be made on the basis of the number of business days during such month that the Trading Advisor managed assets on which the Consulting Fee is being calculated hereunder, compared to the total number of business days in such month. Termination of this Agreement will be treated as if the termination date were a month-end for purposes calculating the Consulting Fee.



Profit Share

          As of the end of each calendar quarter, beginning with the end of the first full calendar quarter after the Effective Date, the Trust will pay the Trading Advisor a Profit Share equal to twenty percent (20%) of any Trading Profit recognized in respect of the Allocated Assets during the preceding quarter (or, in the case of the first calculation period, since the Effective Date).
                                      C-1

          Trading Profit for purposes of calculating the Trading Advisor's Profit Share includes, for any period, (i) the realized trading profit
(loss), plus or minus (ii) the change in unrealized trading profit (loss) on open positions from the beginning to the end of such period, and is calculated after reduction for the sum of __% plus execution costs other than Brokerage Commissions. Trading Profit does not include interest credited on the Trust's assets. New Trading Profit is generated only to the extent that the Trading Advisor exceeds its previous calendar quarter-end high in cumulative Trading Profit.



          In the case of withdrawals from the Trading Advisor's Allocated Assets, as of the end of any month that is not the end of a calendar quarter, a proportional Profit Share will be deducted, and the amounts so deducted will be paid to the Trading Advisor. Such amounts will not be subject to being returned to the Trust, irrespective of subsequent losses during the quarter.



          A withdrawal from the Trading Advisor's Allocated Assets results in a proportional decrease in any shortfall between the level of cumulative Trading Profit as of the date of withdrawal and the highest level of cumulative prior Trading Profit as of any calendar quarter-end (or $0, if higher) for purposes of subsequent calculations of New Trading Profit, with the result that redemptions, reallocations or distributions do not reduce the Profit Shares potentially payable by the Units which remain outstanding.



          Early redemption charges, organizational costs reimbursement and extraordinary costs, such as litigation or taxes, shall not reduce Trading Profit.

          In calculating New Trading Profit, Profit Shares paid at previous quarter-ends do not reduce cumulative New Trading Profit in subsequent periods.

          Termination of the Trading Advisor's Advisory Agreement will be treated as if the date of termination were a calendar quarter-end for purposes of calculating any Profit Shares due to the Trading Advisor.


          The Trust will remit the Profit Shares due to the Trading Advisor within fifteen (15) business days of the quarter-end as of which they are due. At such time as the Trust remits each Profit Shares payment hereunder to the Trading Advisor, the Trust shall also submit a reasonably itemized statement setting forth the calculation of the amount of the Profit Shares due to the Trading Advisor in respect of such quarter. If the Trading Advisor does not object to such statement within ten (10) business days of the receipt thereof, such statement shall for all purposes be deemed to be conclusively correct.

                                      Annex D


                                    SELECTION OF
                             MULTIPLE PROGRAMS OFFERED


          The Trading Advisor will trade the following programs for the Trust (need not be completed if the Advisor offers a single program):

                                        Initial % of
Program                                 Allocated Assets
-------                                 ----------------







                                           ----------

                                              100%
                                           ----------
                                           ----------


The programs used by the Trading Advisor for the Trust may be changed by written confirmation from Kenmar of the mutual agreement of Kenmar and the Trading Advisor to such change.

                  ACKNOWLEDGMENT OF RECEIPT OF DISCLOSURE DOCUMENT



          The undersigned hereby acknowledges receipt of the Disclosure Document dated __________, 19__ of [TRADING ADVISOR] (the "Trading Advisor") in connection with the Trading Advisor's management of an account for Kenmar Global Trust.


Dated as of _______ _, 19__



                              KENMAR GLOBAL TRUST



                              By:  KENMAR ADVISORY CORP.
                                   Managing Owner



                              By:  ___________________________
                                   Name:
                                   Title:


                                       ACK-1